Exhibit 1.1
$175,000,000
WRIGHT MEDICAL GROUP, INC.
2.625% Convertible Senior Notes due 2014
Underwriting Agreement
November 19, 2007
J.P. Morgan Securities Inc.
     As Representative of the
     several Underwriters listed
     in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Wright Medical Group, a Delaware corporation (herein called the “Company” which term shall include its direct and indirect subsidiaries unless the context otherwise requires), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $175,000,000 principal amount of its 2.625% Convertible Senior Notes due 2014 (the “Firm Securities”). The Securities will be issued pursuant to an Indenture to be dated as of November 26, 2007 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). The Company also proposes to issue and sell to the Underwriters not more than an additional $25,000,000 principal amount of its 2.625% Convertible Senior Notes due 2014 (the “Additional Securities”) if and to the extent that the Underwriters shall have determined to exercise the right to purchase such 2.625% Convertible Senior Notes due 2014 granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-147487), including a prospectus, relating to the Securities and the Underlying Securities that will be issued upon conversion thereof. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): a Preliminary Prospectus dated November 19, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 97.0% of the principal amount thereof plus accrued interest, if any, from November 19, 2007 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, in whole, or from time to time in part, up to an aggregate of $25,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date (as defined below) to the date of payment and delivery.
     If any Additional Securities are to be purchased, the number of Additional Securities to be purchased by each Underwriter shall be the number of Additional Securities which bears the same ratio to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Securities being purchased from the Company by the several Underwriters.
     If you, on behalf of the Underwriters, exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Firm Securities will be made at the offices of Davis Polk & Wardwell at 10:00 A.M., New York City time, on November 26, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
          Payment for and delivery of the Additional Securities will be made at the offices of Davis Polk & Wardwell at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2(a) or at such other time or place on the same or such other date, not later than January 3, 2008, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Optional Closing Date”.
     (d) Payment for the Firm Securities and Additional Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Firm Securities and the Additional Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Optional Closing Date, as the case may be.
     (e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale

Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of this Agreement, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f) Financial Statements. The consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;
(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, which would reasonably be expected to result in a Material Adverse Effect (as defined below), whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement, the Time of Sale Information and the Prospectus. The Company has no material contingent obligations which are not disclosed in the Registration Statement, Time of Sale Information or the Prospectus or provided for in the Company’s consolidated financial statements that are included in the Registration Statement.
     (h) Organization and Good Standing. Each of the Company and its Subsidiaries (as defined below) has been duly incorporated and is validly existing as a corporation in good standing (to the extent such concept or a similar concept exists under local laws) under the laws of the jurisdiction of its organization, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing (to the extent such concept or a similar concept exists under local laws) in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (herein called a “Material Adverse Effect”)). The Company has no subsidiary (as defined in the rules and regulations of the Commission under the Securities Act) and owns no capital stock or other ownership interest in any entity other than entities listed on Schedule II hereto (herein called the “Subsidiaries”). Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity interest in any firm, partnership, joint venture, association or other entity except as listed on Schedule III hereto.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the

outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except with respect to security interests on such equity interests under the Credit Agreement, dated June 30, 2006, among the Company and Bank of America, N.A., SunTrust Bank and the other Lenders party thereto, as amended, modified or supplemented.
     (j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (m) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with the Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
     (n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
(p) No Violation or Default. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party, (B) the respective certificate or articles of incorporation, bylaws or other constitutive document of the Company or any of its Subsidiaries or (C) any foreign, federal, state or local law, order, rule, regulation, injunction, judgment, or decree applicable to the Company or any of its Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries including, without limitation, under the U.S. Federal Food, Drug and Cosmetic Act, as amended (the “FDC Act”), or any other similar law, domestic or foreign, regulating human health and safety and medical devices, and the rules, regulations, policies and guidelines promulgated by the U.S. Food and Drug Administration (herein called the “FDA”) thereunder or any governmental agency or body, domestic or foreign, exercising similar functions to those of the FDA under applicable law (such laws, orders, rules, regulations, injunctions, orders or decrees are collectively referred to herein as “Applicable Law”), which conflict, breach, default or imposition would reasonably be expected to have a Material Adverse Effect.
(q) No Consents Required. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary under Applicable Law in connection with the execution and delivery by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, (except as may be required in connection with the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters) has been duly obtained or made and is in full force and effect.
(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, claim or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or such Subsidiary would reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and there are no agreements, contracts, leases or documents of the Company or any of its Subsidiaries of a character required by the Securities Act or the Rules and Regulations to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement, as the case may be. The contracts so described in the Registration Statement and Prospectus are in full force and effect on the date hereof, and neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any other party, is in breach of or default under any of such contracts where such breach or default would reasonably be expected to have a Material Adverse Effect.
(s) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) required by the Securities Act and the Rules and Regulations.
(t) Title to Real and Personal Property. Each of the Company and its Subsidiaries has good and marketable title to all of their owned material properties and assets as described in the Registration Statement, the Time of Sale Information or the Prospectus as being owned by them, free and clear of any lien, mortgage, pledge, charge or encumbrance except those reflected in the financial statements included or incorporated by reference in the Time of Sale Information, or as described in the Time of Sale Information or to the extent that the failure to have such title or the presence of such liens would not reasonably be expected to result in a Material Adverse Effect. All leases to which the Company or any of its Subsidiaries is a party are valid and binding obligations of the Company or such Subsidiary, as the case may be, except as would not be reasonably expected to result in a Material Adverse Effect, and no default by the Company or any such Subsidiary has occurred or is continuing thereunder which would reasonably be expected to result in a Material Adverse Effect.
     (u) Title to Intellectual Property. Except as described in the Registration Statement, the Time of Sale Information or the Prospectus, each of the Company and its Subsidiaries owns or possesses adequate rights to use all material inventions, designs, trade secrets, know-how, trademarks, service marks, trade names, copyright works or other information (herein collectively called “Intellectual Property”) which are necessary to conduct its businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus. Except as set forth in the Registration Statement, the Time of Sale Information or the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with any rights of the Company by others with respect to any Intellectual Property which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Information or the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of, or has knowledge of, any infringement of or conflict with any rights of others with respect to any Intellectual Property which if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge none of the Intellectual Property licensed to or by the Company or any of its Subsidiaries is unenforceable or invalid; and the Company is not aware (without having made inquiry) of the granting of any patent rights to third parties or the filing of any patent applications by third parties or of any other rights of third parties to, or conflicting with, any Intellectual Property owned by the Company or any of its Subsidiaries. A true and complete list of patents material to the Company’s and its Subsidiaries’ businesses is set forth on Schedule IV.
(v) Patent Applications. To the Company’s knowledge, in connection with the filing of all patent applications filed or caused to be filed by the Company and its Subsidiaries with the United States Patent and Trademark Office (herein called the “PTO”), each of the Company and its Subsidiaries has complied with the PTO’s duty of candor and disclosure for their patent and has made no material misrepresentation in any such application or in any application filed with any applicable foreign patent authorities. The Company is unaware of any facts material to a determination of patentability regarding the Company’s and its Subsidiaries’ patent applications not called to the attention of the PTO and is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for such applications. The Company has no knowledge of any facts which would materially conflict with the Company’s or any of its Subsidiaries’ ownership rights to its patent applications.
(w) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after the offer and sale of the Securities will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended (herein called the “Investment Company Act”) and the Rules And Regulations of the Commission.
     (x) Taxes. Each of the Company and its Subsidiaries has filed all federal, state, local and foreign income tax returns required to be filed and has paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith except where the failure to file or failure to file on a timely basis such returns and pay such taxes would not reasonably be expected to have a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the consolidated financial statements of the Company that are included in the Registration Statement have been adequately provided for in such financial statements.
     (y) Licenses and Permits. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its Subsidiaries now holds and at the Closing Date and any later date on which the Additional Securities are purchased, as the case may be, will hold, all licenses, consents, certificates, orders, approvals and permits from all state, Federal, foreign and other governmental or regulatory authorities, including, but not limited to, the FDA and any foreign, federal, state or local governmental or regulatory authorities performing functions similar to those performed by the FDA, that are required under Applicable Law for the conduct of the business of the Company and its Subsidiaries as such business is currently conducted and as proposed to be conducted as described in the Time of Sale Information and the Prospectus, except for such licenses, consents, certificates, orders, approvals and permits which the failure to hold would not reasonably be expected to have a Material Adverse Effect. All of such licenses, consents, certificates, orders, approvals and permits held by the Company are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, consent, certificate, order, approval or permit to be withdrawn, cancelled, suspended or not renewed).
     (z) No Labor Disputes. To the Company’s knowledge, no labor disturbance by or dispute exists or is imminent with the employees of the Company or any or its Subsidiaries, that would reasonably be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s or its Subsidiaries’ employees and, to the Company’s knowledge, no such agreement is imminent.
(aa) Compliance with Applicable Laws. Except as described in the Time of Sale Information and the Prospectus, each of the Company and its Subsidiaries is in compliance with all provisions of Applicable Law issued or administered by any foreign, federal, state or local governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries, including, without limitation, Applicable Law relating to: (i) the pre-clinical and clinical testing, design, manufacture, safety, efficiency, labeling, storage, record-keeping, advertising and promotion of medical devices, including the laws, rules and regulations, guidelines and policies administered or promulgated by the FDA or any foreign, federal, state or local governmental or regulatory authorities performing functions similar to those performed by the FDA and exercising comparable authority, (ii) the procurement and transplantation of allograft and other tissue based products, including laws, rules, regulations and orders adopted and issued under the Natural Organ Transplant Act (NOTA) or other similar foreign, federal, state or local laws, rules, regulations and orders, (iii) discrimination in hiring, promotion or pay of, or to the wages or hours of, employees and (iv) the import and export of the Company’s or any of its Subsidiaries’ products, in each case except where any such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
(bb) Compliance With Environmental Laws. Each of the Company and its Subsidiaries (i) is in compliance with any and all foreign, federal, state or local laws, orders, rules, regulations, injunctions, judgments, or decrees applicable to the Company or any of its Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, all Applicable Law relating to biohazardous substances (herein called “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approvals, except where such noncompliance with Environmental Laws, the failure to receive required permits, licenses or other approvals or the failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(cc) No Costs or Liabilities Associated With Environmental Laws. The Company and its Subsidiaries have not incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.
(dd) Compliance With ERISA. Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (herein called the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.
     (ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (ff) Accounting Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.
     (gg) Insurance. Each of the Company and its Subsidiaries carries, or is covered by, insurance with insurers of nationally recognized reputation in such amounts and covering such risks as the Company believes is customary for companies engaged in similar industries to protect it from material liabilities.
     (hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ii) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (jj) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director or officer associated with or acting on behalf of the Company or any of its Subsidiaries has used any corporate funds for any unlawful gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any analogous foreign law; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (kk) No Finder’s Fees. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.
     (ll) No Registration Rights. Except as described in the Registration Statement, Time of Sale Information or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (mm) Offering Materials. None of the Company and its Subsidiaries has or will distribute prior to the later of (i) the Closing Date, or any date on which Additional Securities are to be purchased, as the case may be, and (ii) completion of the distribution of the Securities, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Securities other than the Time of Sale Information, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.
     (nn) Prior Offerings of Securities. All sales of the Company’s securities prior to the date hereof were at all relevant times duly registered under the Securities Act and applicable foreign securities laws and state securities or Blue Sky laws or were exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws, or if such securities were not registered or exempt in compliance with the Securities Act and applicable foreign and state securities laws, any private rights of action for recission or damages arising from the failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches.
     (oo) No Stabilization. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
     (pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (rr) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

     (d) Notice to the Representative. The Company will advise the Representative promptly (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
     (g) Blue Sky Compliance. The Company will cooperate, when and as requested by you, in the qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions, including under applicable state, foreign and provincial securities laws, as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Securities.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Securities to be sold hereunder or the issuance of the Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the conversion of the Securities, (B) grants of options or the issuance of Common Stock under existing equity incentive plans and any shares of Common Stock of the Company issued upon the exercise of such options.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its reasonable best efforts to list for quotation the Underlying Securities on the Nasdaq Global Select Market (the “Nasdaq Global Select Market”).
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Firm Securities on the Closing Date or the Additional Securities on the Optional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall, to the knowledge of the Company, be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and in all material respects (except where qualified by materiality) on and as of the Closing Date or the Optional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Optional Closing Date, as the case may be.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto); the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Optional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Optional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement, on the Closing Date and the Optional Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Optional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or such Optional Closing Date, as the case may be.
     (g) Opinion of Counsel for the Company. (i) Willkie Farr & Gallagher LLP, New York counsel for the Company and (ii) Jason P. Hood, Esq., General Counsel and Secretary of the Company, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 and Annex A-2 hereto, respectively, and if Additional Securities are purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Optional Closing Date, as the case may be, an opinion and 10b-5 Statement of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the issuance or sale of the Securities.
     (j) Good Standing. The Representative shall have received on and as of the Closing Date or the Optional Closing Date, as the case may be, satisfactory evidence of the good standing (to the extent such concept or a similar concept exists under local laws) of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D hereto, between the Underwriters and the officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date or Optional Closing Date, as the case may be.
     (l) Additional Documents. On or prior to the Closing Date or Optional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Condition of the Obligation of the Company. The obligation of the Company to deliver the Securities shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commissions
     In case either of the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 12 hereof.
     8. Indemnification and Contribution.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following:
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 8 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus. In the event this Agreement is terminated pursuant to this Section 10, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company.
     11. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     12. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 7 or clause (ii) of Section 10, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, other than pursuant to clause (i), (iii) or (iv) of Section 10, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10017 (fax: 212-622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 5677 Airline Road, Arlington, Tennessee 38002, Attention: Gary D. Henley, President and Chief Executive Officer.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, WRIGHT MEDICAL GROUP, INC.
By:	/s/ Jason P. Hood
	Name:	Jason P. Hood
	Title:	Vice President General Counsel and Secretary

Accepted: November 19, 2007
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
several Underwriters listed
in Schedule I hereto.

By	/s/ Philippe McAuliffe Authorized Signatory

S-1
Schedule I
UNDERWRITERS

Underwriters	Principal Amount of Firm Notes
J.P. MORGAN SECURITIES INC.	$122,500,000
PIPER JAFFRAY & CO.	35,000,000
WACHOVIA CAPITAL MARKETS, LLC	17,500,000

Total	$175,000,000

S-1-1

S-2
Schedule II
SUBSIDIARIES
Wright Medical Technology, Inc.
Wright Medical Capital, Inc.
Wright International, Inc.
Wright Medical Technology Canada Ltd.
Wright Medical Japan K.K.
Wright Medical Europe C.V.
Wright Medical Europe SA
Wright Medical EMEA BV
Wright Medical Netherlands BV
2 Hip Holdings SAS
Wright Medical Europe Trading SNC
Wright Medical Europe Manufacturing SA
Wright Medical Belgium NV
Wright Medical France SAS
Wright Medical Deutschland GmbH
Wright Medical Italy Srl
Wright Medical Spain SA
Wright Medical UK Ltd.

S-2-1

Schedule III
EQUITY INVESTMENTS
     None.

S-2-1

SCHEDULE IV
INTELLECTUAL PROPERTY
PATENTS AND PENDING PATENT APPLICATIONS

	US	Pending	Acetabular Component, Insertion and Extraction Tool for Use Therewith, and Method of Locking an Acetabular Component to an Insertion and Extraction Tool

6,063,124	US	Active	Acetabular Cup Prosthesis Insertion and Removal Assembly and Technique

7,247,158	US	Active	Acetabular Impactor

5,520,692	US	Active	Adjustable Depth Patella Recessing Guide and Method

1027893	EP	Active	Alginate Containing Medicament and Implant for Treating Fibrosis

DES354,563	US	Active	An Endoscopic Forceps (Design)

6,997,928	US	Active	Apparatus for and Method of Providing a Hip Replacement

6,905,502	US	Active	Apparatus for and Method of Providing a Hip Replacement

	US	Pending	Apparatus for and Method of Providing a Hip Replacement

	US	Pending	Apparatus for, and Method of, Preparing for and Inserting Hip Joint Prosthesis Using Computer Guidance

	US	Active	Apparatus For, and Method of, Providing a Hip Replacement

	PCT	Pending	Articulating Implant System

	Australia	Pending	Articulating Implant System

	Brazil	Pending	Articulating Implant System

	Canada	Pending	Articulating Implant System

	Europe	Pending	Articulating Implant System

	Japan	Pending	Articulating Implant System

	Korea	Pending	Articulating Implant System

	China	Pending	Articulating Implant System

7,066,942	US	Active	Bendable Needle for Delivering Bone Graft Material and Method of Use

S-4-1

4,718,413	US	Active	Bone Cutting Guide and Methods for Using Same / Orthopaedic Bone Cutting Jig and Alignment Device

	Canada	Pending	Bone Graft Substitute Composition

	US	Pending	Bone Graft Substitute Composition

6,652,887	US	Active	Bone Graft Substitute Composition

7,211,266	US	Active	Bone Graft Substitute Composition

	US	Pending	Bone Graft Substitute Composition

	US	Pending	Bone Graft Substitute Composition

	PCT	Pending	Bone Graft Substitute Composition

	Australia	Pending	Bone Graft Substitute Composition

	Canada	Pending	Bone Graft Substitute Composition

	EP	Pending	Bone Graft Substitute Composition

7,291,179	US	Active	Bone Graft Substitute Composition

	US	Pending	Bone Graft Substitute Composition

	EP	Pending	Bone Graft Substitute Composition

780355	Australia	Pending	Bone Graft Substitute Composition

	US	Pending	Bone Graft Substitute Composition

	US	Pending	Bone Marrow Infusion Chamber and Method

6,283,969	US	Active	Bone Plating System

EP 1132052 A2	EP	Active	Bone Plating System

	US	Pending	Bone Preserving Total Hip Arthroplasty Using Autograft

	US	Pending	Bone Screw System

	US	Pending	Bone Screw Washer

513611/00	Japan	Pending	Bone Substitute Materials

	PCT	Active	Bone Substitute Materials

1024840	EP	Active	Bone Substitute Materials

736513	Australia	Active	Bone Substitute Materials

S-4-2

2305431	Canada	Active	Bone Substitute Materials

6,136,029	US	Active	Bone Substitute Materials

98811730.4	China	Active	Bone Substitute Materials (CN 98811730.4)

6,296,667	US	Active	Bone Substitutes

754630	Australia	Active	Bone Substitutes

2,305,430	Canada	Active	Bone Substitutes

6,527,810	US	Active	Bone Substitutes

	EP	Pending	Bone Substitutes (EP 10248410)

	Japan	Pending	Bone Substitutes (JP 513610/2000)

	US	Pending	Coating an Implant for Increased Bone Ingrowth

	US	Pending	Compacting Broach

	US	Pending	Composite Bone Graft Substitute Cement and Articles Produced Therefrom

	PCT	Pending	Composite Bone Graft Substitute Cement and Articles Produced Therefrom (PCT)

	Taiwan	Pending	Composite Bone Graft Substitute Cement and Articles Produced Therefrom (TW)

	US	Pending	Composite Bone Graft Substitute Cement and Articles Produced Therefrom (US)

	PCT	Pending	Composition for Inhibiting Cellular Adhesion

5,425,769	US	Active	Composition of Material for Osseous Repair

	US	Pending	Compression Brace

	US	Pending	Constrained Acetabular Trial System

		Pending	Constrained Acetabular Trial System

5,807,567	US	Active	Controlled Dissolution Pellet Containing Calcium Sulfate

5,614,206	US	Active	Controlled Dissolution Pellet Containing Calcium Sulfate (as amended)

6,030,636	US	Active	Controlled Dissolution Pellet Containing Calcium Sulfate (US 6030636)

S-4-3

6,753,007	US	Active	Controlled Release Composite

6,998,128	US	Active	Controlled Release Composite

	PCT	Active	Controlled Release Composite

1152709	Europe	Active	Controlled Release Composite

760593	Australia	Active	Controlled Release Composite

2,360,938	Canada	Active	Controlled Release Composite

I237564	Taiwan	Active	Controlled Release Composite

	EP	Pending	Dense Porous Structures for Use as Bone Substitutes

5,709,689	US	Active	Distal Femur Multiple Resection Guide

7,137,987	US	Active	Distal Radius Bone Plating System with Locking and Non-locking Screws

	US	Pending	External Fixation Assembly

	US	Pending	External Fixator

		Pending	External Mini-Fixator

	US	Pending	Femoral Gauge

4,935,023	US	Active	Femoral Surface Shaping Guide for Knee Implant

	US	Pending	Gel Composition for Inhibiting Cellular Adhesion

5,571,184	US	Active	Graft Fixation Device and Method of Using Same

5,916,216	US	Active	Graft Fixation Devices

	US	Pending	Guide Assembly for Guiding Cuts to a Femur and Tibia During a Knee Arthroplasty

		Pending	Guide Assembly for Guiding Cuts to a Femur and Tibia during a Knee Arthroplasty

		Pending	Guide Assembly for Guiding Cuts to a Femur and Tibia During a Knee Arthroplasty (PCT)

	PCT	Active	Guide Assembly for Intramedullary Fixation and Method of Using the Same

	US	Pending	Guide Assembly for Intramedullary Fixation and Method of Using the Same

	Australia	Pending	Guide Clamp for Guiding Placement of a Guide Wire

S-4-4

	Brazil	Pending	Guide Clamp for Guiding Placement of a Guide Wire

	China	Pending	Guide Clamp for Guiding Placement of a Guide Wire

	Japan	Pending	Guide Clamp for Guiding Placement of a Guide Wire

	US	Pending	Guide Clamp for Guiding Placement of a Guide Wire in a Femur

	PCT	Pending	Guide Clamp for Guiding Placement of a Guide Wire in a Femur

	US	Pending	Guide Pin Placement for Hip Resurfacing

6,712,823	US	Active	Humeral Head Resection Guide

6554865	US	Active	Humeral Stem with Distal Tri Slot

	US	Pending	Injectable Resorbable Bone Graft Material, Powder for Forming Same and Methods Relating Thereto for Treating Bone Defects

6,547,210	US	Active	Injection Molding with Sacrificial Inserts

5,135,529	US	Active	Instrument for Implanting Modular Hip Joint Prosthesis with Adjustable Anteversion and Method of Using Said Instrument

	US	Pending	Instrument for Use in Minimally Invasive Surgery

	EP	Active	Instrumentation and Method for Distal Femoral Sizing, Anterior Resection and Distal Resection

5,662,656	US	Active	Instrumentation and Method for Distal Femoral Sizing, Anterior Resection and Distal Resection

	Japan	Active	Instrumentation for Distal Femoral Sizing, and Anterior and Distal Femoral Resections

	US	Active	Instrumentation for Minimally Invasive Unicompartmental Knee Replacement

	US	Pending	Instruments for Bone Screws

	US	Active	Instruments for Minimally Invasive Surgery Total Knee Arthroplasty

	PCT	Pending	Instruments for Osteolysis Repair

	US	Pending	Instruments for Osteolysis Repair

	US	Pending	Instruments for Total Knee Arthroplasty

7060074	US	Active	Instruments for Unicompartmental Knee Replacement

S-4-5

	Australia	Pending	Intramedullary Fixation Assembly and Devices and Method of Using the Same

	US	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same

	Brazil	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same (BR)

	China	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same (CN)

	Europe	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same (EU)

	Japan	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same (JP)

	Korea	Pending	Intramedullary Fixation Assembly and Devices and Methods for Installing the Same (KR)

5,431,656	US	Active	Intramedullary Instrumentation to Position Means for Preparing a Tibial Plateau with a Posterior Slope

7,160,302	US	Active	Intramedullary Interlocking Fixation Device for the Distal Radius

	EP	Active	Knee Prosthesis

6,013,103	US	Active	Knee Prosthesis

5,964,808	US	Active	Knee Prosthesis

	US	Pending	Lifetime Solution for Hip Dysfunction

	EP	Active	Low Wear ball and Cup Joint Prosthesis

6,059,830	US	Active	Low Wear Ball and Cup Joint Prosthesis

		Pending	Medical Implants (Charcot) [Design]

	EP	Pending	Medical Implants (Lisfranc LFP Plate) [Design]

	US	Pending	Medical Implants (Lisfranc LFP Plate) [Design]

	EP	Pending	Medical Implants (Saw Trephine)

	US	Pending	Medical Implants (Saw Trephine)

	EP	Pending	Medical Implants (Simons) [Design]

	US	Pending	Medical Implants (Simons) [Design]

S-4-6

	US	Pending	Medical Implants (Simons) [Design]

	EP	Pending	Medical Implants Charot [Design]

	EP	Pending	Medical Implants Orthner Lapides Plate [Design]

	EP	Pending	Medical Implants Orthner Lapides Plate with Compression Slot [Design]

	US	Pending	Medical Implants Orthner Lapides Plate [Design]

4,936,860	US	Active	Metal Scaphoid Implant

	US	Active	Metallic Bearings for Joint Replacement

	PCT	Pending	Metallic Bearings for Joint Replacement

	Australia	Pending	Metallic Bearings for Joint Replacement

	China	Pending	Metallic Bearings for Joint Replacement

	Europe	Pending	Metallic Bearings for Joint Replacement

	Japan	Pending	Metallic Bearings for Joint Replacement

	Korea	Pending	Metallic Bearings for Joint Replacement

5,994,325	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

6,020,326	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

6,083,930	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

6,127,348	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

5,705,177	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

5,705,178	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

6,417,173	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

6,756,362	US	Active	Methods and Compositions Based on Inhibition of Cell Invasion and Fibrosis by Anionic Polymers

671256	Australia	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

S-4-7

	Canada	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

EP0586535	EP	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

3379757	Japan	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

3923290	Japan	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

5,605,938	US	Active	Methods and Compositions for Inhibition of Cell Invasion and Fibrosis Using Dextran Sulfate

	US	Pending	Methods and Materials for Connective Tissue Repair

6,884,247	US	Active	Methods for Treating Osteolytic Bone Lesions

7,141,053	US	Active	Methods of Minimally Invasive Unicompartmental Knee Replacement

	US	TBF	MICRONAIL RII [plan to file by the end of November 2007]

7,037,310	US	Active	MIS Acetabular Impactor

5,098,436	US	Active	Modular Guide for Shaping of Femur to Accommodate Intercondylar Stabilizing Housing and Patellar Track of Implant

	EP	Pending	Modular Head System for Replacing the Head of the Proximal End of a Radius

5,201,882	US	Active	Modular Hip Joint Prosthesis with Adjustable Anteversion

5,002,581	US	Active	Modular Hip Joint Prosthesis with Adjustable Anteversion

	EP	Pending	Modular Humeral Head with Eccentric Taper

6,270,529	US	Active	Modular Implant for Replacing End of Radius and Having Drainage Passage for Trapped Fluid

5,370,699	US	Active	Modular Knee Joint Prosthesis

5,415,662	US	Active	Modular Shaping and Trial Reduction Guide for Implantation of Posterior Stabilized Femoral Prosthesis and Method of Using Same

5,569,259	US	Active	Modular Shaping and Trial Reduction Guide for Implantation of Posterior Stabilized Femoral Prosthesis and Method of Using Same

S-4-8

6,432,110	US	Active	Modular Trial instrument with Interlock Mechanism

	US	Pending	Modular Ulnar Head Implant (Articulating Implant System)

1038528	EP	Active	Pentosan Polysulfate Containing Medicament and Implant for Treating Fibrosis

6,156,069	US	Active	Precision Hip Joint Replacement Method

	US	Pending	Process for Producing Rigid Reticulated Articles

6,977,095	US	Active	Process for Producing Rigid Reticulated Articles

783249	Australia	Active	Process for Producing Rigid Reticulated Articles

	Canada	Pending	Process for Producing Rigid Reticulated Articles

1231951	EP	Active	Process for Producing Rigid Reticulated Articles

	Japan	Pending	Process for Producing Rigid Reticulated Articles

4,849,193	US	Active	Process of Preparing Hydroxylapatite

5,147,403	US	Active	Prosthesis Implantation Method

6,361,563	US	Active	Radial Head Implant System Including Modular Implant and Modular Radial Head Locking Instrument

	Canada	Pending	Radial Head Implant System Including Modular Implant and Modular Radial Head Locking Instrument

1080701	EP	Active	Radial Head Implant System Including Modular Implants, Sizers and Instrumentation

7294132	US	Pending	Radially Ported Needle for Delivering Bone Graft Material and Method of Use

	US	Pending	Reference Mark Adjustment Mechanism or a Femoral Caliper and Method of Using the Same

	US	Pending	Remodeling of Tissues and Organs

5,100,409	US	Active	Shaping and Trial Reduction Guide for Implantation of Femoral Prosthesis and Method of Using Same

	EP	Pending	Shibuya Screw

	US	Pending	Shibuya Screw

	EP	Pending	Shibuya Screw

S-4-9

	US	Pending	Snap-Off Surgical Screw

5,743,918	US	Active	Spherical Implant System

5,913,858	US	Active	Spherical Implant System

	US	Pending	Subtalar Implant and Kit

	US	Pending	Surgical Compression Bone Screw

	US	Pending	Surgical Retractor with Attachment

	US	Pending	Surgical Retractor with Impactor

7,250,550	US	Active	Synthetic Bone Substitute Material

	US	Pending	Synthetic Bone Substitute Material (US-DIV)

7,261,740	US	Active	Tibial Knee Prosthesis

	PCT	Pending	Tibial Knee Prosthesis

	EP	Pending	Tibial Knee Prosthesis

	Canada	Pending	Tibial Knee Prosthesis

	Japan	Pending	Tibial Knee Prosthesis

	Korea	Pending	Tibial Knee Prosthesis

	China	Pending	Tibial Knee Prosthesis

5,002,545	US	Active	Tibial Surface Shaping Guide for Knee Implants

7,264,623	US	Active	Tissue Grasping Instrument and Method for Use in Arthroscopic Surgery

7,105,028	US	Active	Tissue Preserving and Minimally Invasive Hip Replacement Surgical Procedure

	US	Pending	Trapezium Implant for Thumb and Method

	US	Pending	Truncated Femoral Head Trial

	Australia	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

	China	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

	Europe	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

	Japan	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

S-4-10

Korea	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

US	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

US	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

PCT	Pending	Unitary Acetabular Cup Prosthesis with Extension for Deficient Acetabulum

US	Pending	US PRO DENSE Bone Graft (continuation-in-part)

S-4-11

Registered Trademarks and Pending Applications

A-CLASS	Registered
ADCON	Registered
ADVANCE	Registered
ADVANCE (China)	Pending
ADVANCE (India)	Pending
ADVANCE (Mexico)	Pending
ADVANCE STATURE	Pending
ADVANTIM	Registered
ALLOMATRIX	Registered
ANCA-FIT (International only)	Registered
ANCHORLOK	Registered
AXIOM	Registered

BCH	Pending
BFH	Registered
BIOARCH	Pending
BIOWARE	Pending
BOW	Registered
BRIDGE	Registered

CALCIPLEX	Registered
CANCELLO-PURE	Pending
CAROLINA	Pending
CELLPLEX	Registered
CHARLOTTE	Pending
CLAW	Registered
CON-N	Registered
CONSERVE	Registered

DURAMER	Registered
DYNASTY	Registered

E-CENTRIX	Registered
EDGE	Pending
EVEREST	Pending
EVOLUTION	Registered
EVOLUTION	Pending
EVOLVE	Registered
EXTEND	Registered

GLADIATOR	Pending
GLIATECH	Registered
GRAFTJACKET	Registered
GRAFTJACKET — Korea	Registered

S-4-12

GRAFTJACKET XENO	Pending
GUARDIAN	Registered

HOT STAPLE	Registered
HOT STAPLE	Registered

IGNITE	Registered
INFILTRATE	Registered
INFINITY	Registered
INTERSEAL	Registered

LIFETIME SOLUTIONS	Pending
LINEAGE	Registered
LOCON	Registered
LOCON-T	Registered
LPT	Registered

MICRONAIL	Registered
MIIG	Registered

NEXUS	Registered

ODYSSEY	Pending
OLYMPIA	Registered
ORTHOLOC	Registered
ORTHOSET	Registered
ORTHOSPHERE	Registered
OSTEOSET	Registered

PACT INITIATIVE	Pending
PATH	Registered
PER-Q-GRAFT	Registered
PERFECTA	Registered
PINPOINT	Registered
PRO-DENSE	Pending
PROCOTYL	Registered
PROFEMUR	Registered

QUADRA-FIX	Registered

RENAISSANCE	Pending
REPIPHYSIS	Registered
RESOLUTION7	Registered

SCARF	Registered
SIDEKICK	Pending

S-4-13

SRP	Registered
Stylized W	Registered
SUPER-FIX	Registered
SUPERCAP	Pending

TIE-IN	Registered
TRANSCEND	Registered
TWIST-OFF	Registered

W logo	Registered
WRIGHT (standard)	Pending
WRIGHT EXPRESS & design	Registered
WRIGHT MEDICAL TECHNOLOGY	Registered
WRIGHT	Registered
WRIGHT. & W (stylized)	Registered

X-REAM	Pending
XENOJACKET	Pending

Z-MAX	Pending
Unregistered/Common Law Marks
BIOFOAM
BRINGING SOLUTIONS TO THE TABLE
FLEXSPAN
LACEY
NEXT BEST TO NATURE
PACT
ZERO PROFILE
Trademarks Licensed from Other Companies
DARCO

S-4-14

SCHEDULE V
PERSONS SUBJECT TO LOCK-UPS
F. Barry Bays
Martin J. Emerson
Lawrence W. Hamilton
Gary D. Henley
John L. Miclot
Robert J. Quillinan
David D. Stevens
Thomas E. Timbie
James T. Treace
John K. Bakewell
Frank S. Bono
Paul R. Kosters
Eric A. Stookey
Jason P. Hood
William J. Flannery
Kyle M. Joines

S-2-1

ANNEX A-1
[OPINION OF
WILLKIE FARR & GALLAGHER LLP
NEW YORK COUNSEL FOR THE COMPANY]

A-1-1

ANNEX A-2
[OPINION OF JASON P. HOOD, ESQ.
GENERAL COUNSEL AND SECRETARY OF THE COMPANY]

A-2-1

ANNEX B
TIME OF SALE INFORMATION
     Pricing Term Sheet dated November 19, 2007.

B-1

ANNEX C
PRICING TERM SHEET

Term sheet
To preliminary prospectus dated November 19, 2007

Wright Medical Group, Inc.
$175,000,000
2.625% Convertible Senior Notes due 2014

Issuer:	Wright Medical Group, Inc.

Ticker / Exchange:	WMGI / The NASDAQ Global Select Market

Title of securities:	2.625% Convertible Senior Notes due 2014

Aggregate principal amount offered:	$175,000,000

Principal amount per note:	$1,000

Issue price:	100%

Over-allotment option:	$25,000,000 (30-day option solely to cover over-allotments)

Net proceeds to the issuer after underwriting compensation but before estimated offering expenses:	$169,750,000 ($194,000,000 if the underwriters exercise the over-allotment option in full)

Aggregate underwriting compensation:	$5,250,000 ($6,000,000 if the underwriters exercise the over-allotment option in full)

Estimated offering expenses:	$540,000

Annual interest rate:	2.625% per year

Conversion premium:	Approximately 25% over the closing price of common stock on The NASDAQ Global Select Market of $26.12 on November 19, 2007.

Initial conversion price:	Approximately $32.65 per share of common stock.

Conversion rate:	30.6279 shares of common stock per $1,000 principal amount of notes (subject to adjustment).

Settlement upon conversion:	The issuer will deliver solely shares of common stock plus cash in lieu of fractional shares.

Conversion rights:	The holders may surrender their notes for conversion into shares of common stock at the conversion rate, subject to adjustment, at any time on or prior to the close of business on the business day immediately preceding the maturity date for the notes.

Trustee:	The Bank of New York

Interest payment dates:	June 1 and December 1 of each year, beginning June 1, 2008

Record dates:	May 15 and November 15

Maturity date:	December 1, 2014

Put dates:	None

Dividend protection:	Full dividend protection via a conversion rate adjustment.

Purchase at the option of the holder upon a fundamental change:
Upon a fundamental change, the holders, subject to certain circumstances, may require the issuer to purchase for cash all or a portion of their notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, including additional interest, if any.

Redemption:
Beginning on December 6, 2011, the issuer may redeem for cash the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including additional interest, if any, to but excluding the redemption date, if the closing sale price of common stock has exceeded 140% of the conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the date of mailing of the notice of redemption.

Ranking:
The notes will be general, senior unsecured obligations of the issuer and will be effectively subordinated to all existing and future secured debt of the issuer, to the extent of the assets securing such debt, and are structurally subordinated to all liabilities of the issuer’s subsidiaries, including trade payables. The notes are structurally subordinated to the revolving credit facility of the issuer, which is guaranteed by the domestic subsidiaries of the issuer.

Use of proceeds:	The issuer expects to use the net proceeds from this offering primarily for general corporate purposes, including for acquisitions from time to time.

Listing:	There is no plan to list the notes on any securities exchange or to include them in any automated quotation system.

Trade date:	November 19, 2007

Settlement date:	November 26, 2007

CUSIP:	98235T AA5

ISIN NUMBER:	US98235TAA51

Underwriters:	J.P. Morgan Securities Inc., as Sole Book-Running Manager, and Piper Jaffray & Co. and Wachovia Capital Markets, LLC, as Co-Managers.

Adjustment to conversion rate upon a make-whole fundamental change:
Holders who convert their notes in connection with a make-whole fundamental change will be, under certain circumstances, entitled to a make-whole premium in the form of an increase in the conversion rate for notes surrendered for conversion in connection with such make-whole fundamental change. The following table sets forth the hypothetical stock price and number of additional shares to be received per $1,000 principal amount of the notes:

Stock Price
Effective date	$26.12	$32.50	$40.00	$47.50	$55.00	$62.50	$70.00	$77.50	$85.00	$92.50	$100.00	$107.50	$115.00	$122.50	$130.00
November 26, 2007	7.6570	5.5599	3.6132	2.5159	1.8473	1.4135	1.1167	0.9044	0.7465	0.6251	0.5292	0.4515	0.3875	0.3338	0.2882
December 1, 2008	7.6570	5.3135	3.2998	2.2019	1.5589	1.1590	0.8966	0.7158	0.5855	0.4878	0.4120	0.3514	0.3017	0.2601	0.2248
December 1, 2009	7.6570	4.9618	2.8603	1.7685	1.1707	0.8270	0.6189	0.4851	0.3942	0.3286	0.2787	0.2392	0.2068	0.1795	0.1561
December 1, 2010	7.6570	4.6133	2.3408	1.2261	0.6879	0.4295	0.3012	0.2321	0.1900	0.1612	0.1391	0.1211	0.1059	0.0927	0.0811
December 1, 2011	7.6570	4.2708	1.6772	0.2192	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 1, 2012	7.6570	3.7689	1.2963	0.0729	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 1, 2013	7.6570	2.8818	0.7779	0.0312	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 1, 2014	7.6570	0.1414	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The exact stock prices and effective dates may not be set forth in the table above, in which case:
•
if the stock price is between two stock price amounts in the table above or the effective date is between two effective dates in the table above, the number of additional shares issued upon conversion of the notes will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and/or the earlier and later effective dates, as applicable, based on a 365-day year.

•
if the stock price is greater than $130.00 per share of common stock (subject to adjustment in the same manner as the applicable prices set forth in the table above), no additional shares will be added to the conversion rate.

•
if the stock price is less than $26.12 per share of common stock (subject to adjustment in the same manner as the applicable prices set forth in the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 38.2848 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate.
The issuance and sale by the issuer of the notes and common stock issuable upon conversion of the notes have been registered under the Securities and Exchange Act of 1933, as amended.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, Tel: 1-866-430-0686.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX D
FORM OF LOCK-UP LETTER
November [ ], 2007
J.P. Morgan Securities Inc.
As Representative of the
Several Underwriters listed
in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, NY 10172
Dear Ladies and Gentlemen:
     The undersigned understands that J.P. Morgan Securities Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (“Underwriting Agreement”) with Wright Medical Group, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the several Underwriters, including the Representative (the “Underwriters”) of 2.625% Senior Convertible Notes due 2014 (the “Securities”). The Securities will be convertible into shares of common stock of the company, par value $0.01 per share (the “Common Stock”).
     To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the prospectus relating to the Offering (the “Prospectus”), (1) offer, pledge, sell contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party (donor,

D-1

donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing on a Form 5 made after the expiration of the 90 day period referred to above), (b) any transfer of any shares of Common Stock or other securities convertible into Common Stock made as a bona fide gift or gifts, to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer does not involve a disposition for value; provided that any donee or transferee agrees to be bound in writing by the restrictions set forth herein and provided, further that if the donor or transferor is a reporting person subject to Section 16(a) of the Exchange Act, any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act, (c) transfers by will, other testamentary document or intestate succession to the legal representative, heir beneficiary or member of the immediate family of the executive officer or director, or (d) transfers or sales of Common Stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this Letter Agreement provided that in the event of any transfer pursuant to clauses (b) or (c), the transferee shall enter into a lock-up agreement substantially in the form of this Letter Agreement covering the remainder of the 90-day period referred to herein. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than first cousin.

D-2

     The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

D-3